UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2017

NET SAVINGS LINK, INC./DE

(Exact name of registrant as specified in its charter)

Colorado	000-53346	82-1337551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2374 Route 390 P.O. Box 609
Mountainhome, PA	18342
(Address of principal executive offices)	(Zip Code)

(917) 770-8588
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 24, 2017, the Company (NSAV) entered into a definitive joint venture agreement with Heuristics IT Engineering (Heuristics), a private company, to form Seven Leaf Technologies (Seven Leaf). Seven Leaf will provide turnkey technological solutions to the legal medical cannabis and hemp industries.

On February 2 , 2018, the Company and Heuristics amended the September 24, 2017 definitive acquisition agreement whereby NSAV shall own fifty-one percent (51%) of the Seven Leaf joint venture. Heuristics shall own thirty percent (30%) of the Seven Leaf joint venture. The shareholders of NSAV, at a record date to be determined, will own nineteen percent (19%) of the Seven Leaf joint venture, in the form of a partial spin-off/dividend.

ITEM 7.01 REGULATION FD DISCLOSURE.

On February 2, 2018, the Company’s CEO, James A. Tilton, announced the execution and closing of an amended Definitive Joint Venture Agreement with Heuristics IT Engineering, a private company.

ITEM 8.01 OTHER EVENTS.

On January 22, 2018, the Board of Directors of Net Savings Link, Inc. and its principal stockholder, holding a majority of the voting power, formally approved an amendment to the Company’s articles of incorporation, decreasing the Company’s authorized shares of common stock from 6,000,000,000 shares with a par value of $0.001 per share to 5,500,000,000 shares with a par value of $0.001 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018

NET SAVINGS LINK, INC.

/s/ James Tilton

James Tilton, Chief Executive Officer